Exhibit 13.01

INDEPENDENT AUDITORS' REPORT
----------------------------

To the Partners of
  ML Select Futures I L.P.:

We have audited the accompanying statements of financial condition of ML Select Futures I L.P. (the "Partnership") as of December 31, 2003 and 2002, and the related statements of income and of changes in partners' capital for each of the three years in the period ended December 31, 2003 and the financial data highlights for the year ended December 31, 2003. These financial statements and financial data highlights are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements and financial data highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial data highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, financial statements and financial data highlights present fairly, in all material respects, the financial position of ML Select Futures I L.P. as of December 31, 2003 and 2002, and the results of its operations, changes in its partners' capital, and the financial data highlights for the each of the periods presented in conformity with accounting principles generally accepted in the United States of America.






New York, New York
March 10, 2004

ML SELECT FUTURES I L.P.
(A Delaware Limited Partnership)
 ------------------------------

STATEMENTS OF FINANCIAL CONDITION
DECEMBER 31, 2003 AND 2002
-----------------------------------------------------------------------------

                                                     2003             2002
                                                -------------    -------------
ASSETS

Equity in commodity futures trading accounts:
   Cash and option premiums                     $ 256,976,089    $  99,548,884
   Net unrealized profit on
   open contracts (Note 2)                         25,529,166        9,155,871
Subscriptions Receivable                                6,199                -
Accrued interest (Note 3)                             190,682          102,837
                                                -------------    -------------

        TOTAL                                   $ 282,702,136    $ 108,807,592
                                                =============    =============

LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES
   Brokerage commissions payable (Note 3)       $   1,295,718    $     498,702
   Profit Shares payable (Note 4)                   8,416,558        2,508,724
   Administrative fees payable (Note 3)               109,409           22,668
   Redemptions payable                              2,391,860           33,359
                                                -------------    -------------

      Total liabilities                            12,213,545        3,063,453
                                                -------------    -------------

PARTNERS' CAPITAL
   General Partner (11,300 Units and 4,225          2,538,287          829,064
   Units)
   Limited Partners (1,192,856 Units and
   534,662 Units)                                 267,950,304      104,915,075
                                                -------------    -------------

      Total partners' capital                     270,488,591      105,744,139
                                                -------------    -------------

        TOTAL                                   $ 282,702,136    $ 108,807,592
                                                =============    =============

NET ASSET VALUE PER UNIT                        $      224.63    $      196.23
                                                =============    =============
(Based on 1,204,156 and 538,887 Units
outstanding)

See notes to financial statements

ML SELECT FUTURES I L.P.
(A Delaware Limited Partnership)
 ------------------------------

STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
-----------------------------------------------------------------------------

                                                     2003             2002             2001
                                                -------------    -------------    -------------
REVENUES

Trading profit (loss)
   Realized                                     $  27,402,575    $   5,392,704    $   6,824,865
   Change in unrealized                            16,373,295        8,250,855       (2,048,558)
                                                -------------    -------------    -------------

      Total trading results                        43,755,870       13,643,559        4,776,307

Interest income (Note 3)                            1,831,533        1,124,469        1,157,629
                                                -------------    -------------    -------------
      Total revenues                               45,607,403       14,768,028        5,933,936

EXPENSES

Brokerage commissions (Note 3)                     10,533,803        4,012,892        2,033,742
Profit Shares (Note 4)                              8,416,558        2,508,724          779,623
Administrative fees (Note 3)                          622,464          182,404           92,442
                                                -------------    -------------    -------------
      Total expenses                               19,572,825        6,704,020        2,905,807
                                                -------------    -------------    -------------
NET INCOME                                      $  26,034,578    $   8,064,008    $   3,028,129
                                                =============    =============    =============
NET INCOME PER UNIT:

      Weighted average number of General
      Partner and Limited Partner Units
      outstanding
      (Note 5)                                        889,795          384,842          205,963
                                                =============    =============    =============

      Net income per weighted average General
      Partner and Limited Partner Unit          $       29.26    $       20.95    $       14.70
                                                =============    =============    =============


See notes to financial statements

ML SELECT FUTURES I L.P.
(A Delaware Limited Partnership)
 ------------------------------


STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
-----------------------------------------------------------------------------


                                           General         Limited
                               Units       Partner        Partners         Total
                             ---------    -----------    ------------    ------------

PARTNERS' CAPITAL,
  DECEMBER 31, 2000           164,105     $   272,410    $25,733,723     $26,006,133

Subscriptions                 141,085          99,895     24,841,935      24,941,830

Net income                          -          24,314      3,003,815      30,208,129

Redemptions                   (20,997)              -     (3,566,424)     (3,566,424)
                             ---------    -----------    ------------    ------------

PARTNERS' CAPITAL,
  DECEMBER 31, 2001           284,193         396,619     50,013,049      50,409,668

Subscriptions                 282,361         399,885     51,962,906      52,362,791

Net income                          -          62,505      8,001,503       8,064,008

Redemptions                   (27,667)        (29,945)     5,062,383      (5,092,328)
                             ---------    -----------    ------------    ------------

PARTNERS' CAPITAL,
  DECEMBER 31, 2002           538,887         829,064    104,915,075     105,744,139

Subscriptions                 704,171       1,460,317    145,571,636     147,031,953

Net income                          -         248,906     25,785,672      26,034,578

Redemptions                   (38,902)              -     (8,322,079)     (8,322,079)
                             ---------    -----------    ------------    ------------

PARTNERS' CAPITAL,
  DECEMBER 31, 2003          1,204,156    $ 2,538,287    $267,950,304    $270,488,591
                             =========    ===========    ============    ============

See notes to financial statements

ML SELECT FUTURES I L.P.
(A Delaware Limited Partnership)
 ------------------------------

FINANCIAL DATA HIGHLIGHTS
FOR THE YEAR ENDED DECEMBER 31, 2003
-----------------------------------------------------------------------------

The following per Unit data and ratios have been derived from information provided in the financial statements.


Per Unit Operating Performance:

Net asset value, beginning of year                  $         196.23

Realized trading profit                                        39.34
Change in unrealized trading profit                             8.69
Interest income                                                 2.10
Expenses                                                      (21.73)
                                                    -----------------
Net asset value, end of year                        $         224.63
                                                    =================

Total investment return, compounded monthly:

Investment return before Profit Shares                         19.03%
Profit Shares                                                  -4.77%
Total investment return                                        14.47%
                                                    =================

Ratios to Average Net Assets:

Operating expenses (not including Profit Shares)                6.17%
Profit Shares                                                   4.66%
                                                    -----------------
Expenses                                                       10.83%
                                                    =================


See notes to financial statements

ML SELECT FUTURES I L.P.
(A Delaware Limited Partnership)
 ------------------------------

NOTES TO FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Organization
    ------------

    ML Select Futures I L.P. (the "Partnership") was organized under the Delaware Revised Uniform Partnership Act in August 1995 and commenced trading activities on April 16, 1996. The Partnership issues new units of limited partner interest ("Units") at Net Asset Value as of the beginning of each calendar month. The Partnership engages in the speculative trading of futures, options on futures and forward contracts on a wide range of commodities. Sunrise Capital Partners, LLC ("Sunrise") is the trading advisor of the Partnership. Merrill Lynch Alternative Investments LLC ("MLAI"), formerly MLIM Alternative Strategies LLC, is the general partner of the Partnership. MLAI is a wholly-owned subsidiary of Merrill Lynch Investment Managers ("MLIM") which in turn, is an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("Merrill Lynch"). Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") is the Partnership's commodity broker. MLAI has agreed to maintain a general partner's interest of at least 1% of the total capital in the Partnership. MLAI and each Limited Partner share in the profits and losses of the Partnership in proportion to their respective interests in it.

    Estimates
    ---------

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Revenue Recognition
    -------------------

    Commodity futures, options on futures and forward contract transactions are recorded on the trade date and open contracts are reflected in Net unrealized profit on open contracts in the Statements of Financial Condition at the difference between the original contract value and the market value (for those commodity interests for which market quotations are readily available) or at fair value. The change in net unrealized profit (loss) on open contracts from one period to the next is reflected in Change in unrealized under Trading profit (loss) in the Statements of Income.

    Foreign Currency Transactions
    -----------------------------

      The Partnership's functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S.

    dollars at the rates in effect at the dates of the Statements of Financial Condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in total trading results.

    Operating Expenses and Selling Commissions
    ------------------------------------------

      MLAI pays all routine operating expenses excluding the State of New Jersey filing fee (which is borne by the Partnership) but including legal, accounting, printing, postage and similar administrative expenses of the Partnership. MLAI receives an administrative fee as well as a portion of the brokerage commissions paid to MLPF&S by the Partnership (see Note 3).

    No selling commissions have been or are paid directly by the Limited Partners. All selling commissions are paid by MLAI.

    Income Taxes
    ------------

    No provision for income taxes has been made in the accompanying financial statements as each Partner is individually responsible for reporting income or loss based on such Partner's share of the Partnership's income and expenses as reported for income tax purposes.

    Distributions
    -------------

    The Limited Partners are entitled to receive, equally per Unit, any distributions which may be made by the Partnership. No such distributions have been declared for the years ended December 31, 2003, 2002 or 2001.

    Redemptions
    -----------

    A Limited Partner may redeem some or all of such Partner's Units at Net Asset Value as of the close of business on the last business day of any calendar month upon ten days' notice. Units redeemed on or prior to the end of the twelfth full month after purchase are assessed an early redemption charge of 3% of their Net Asset Value as of the date of redemption and, at or after the thirteenth full month through the twenty-fourth full month after the purchase, are assessed an early redemption charge of 1.5% of their Net Asset Value as of the date of redemption. If an investor makes multiple investments in the Partnership, investments are treated on a first-in, first-out basis in determining whether a redemption charge is applicable. Redemption charges are subtracted from redemption proceeds and paid to MLAI.

    Dissolution of the Partnership
    ------------------------------

    The Partnership will terminate on December 31, 2020 or at an earlier date if certain conditions occur, as well as under certain other circumstances as set forth in the Limited Partnership Agreement.

2. CONDENSED SCHEDULE OF INVESTMENTS

    The Partnership's investments, defined as Net unrealized profit on open contracts on the Statements of Financial Condition, as of December 31, 2003 and 2002, are as follows:

2003                                 Long Positions                                      Short Positions
----                                 --------------                                      ---------------
Commodity Industry   Number of     Unrealized profit      Percent of     Number of      Unrealized profit     Percent of
      Sector         Contracts           (loss)           Net Assets     Contracts           (loss)           Net Assets
------------------  -------------  -----------------  --------------  --------------  ------------------- -----------------
Agriculture                 571    $        (459,690)        -0.17%                -    $               -         0.00%
Currencies           14,100,000            5,837,163          2.16%      (6,201,500)             (327,906)       -0.12%
Energy                    1,232             (770,340)        -0.28%                -                    -         0.00%
Interest rates              969              177,918          0.07%          (1,178)             (305,627)       -0.11%
Metals                    4,367           21,261,141          7.86%             (81)           (2,367,306)       -0.88%
Stock indices               561            2,483,813          0.92%                -                    -         0.00%
                                   -----------------                                    -----------------

Total                              $      28,530,005         10.56%                     $      (3,000,839)       -1.11%
                                   =================                                    =================


2002                                 Long Positions                                      Short Positions
----                                 --------------                                      ---------------
Commodity Industry   Number of     Unrealized profit      Percent of     Number of      Unrealized profit     Percent of
      Sector         Contracts           (loss)           Net Assets     Contracts           (loss)           Net Assets
------------------  -------------  -----------------  --------------  --------------  ------------------- -----------------

Agriculture               1,077    $         627,045          0.59%                -    $               -         0.00%
Currencies            5,731,555           10,196,643          9.64%     (14,356,088)           (5,601,565)       -5.29%
Energy                      983           (5,222,120)        -0.49%                -                    -         0.00%
Interest rates            2,880            4,683,573          4.43%            (544)              (38,505)       -0.04%
Metals                      944               62,051          0.06%            (498)             (392,787)       -0.37%
Stock indices                 -                    -          0.00%             (83)              141,536         0.13%
                                   -----------------                                    -----------------

Total                              $      15,047,192         14.23%                     $      (5,891,321)       -5.57%
                                   =================                                    =================


Commodity Industry    Net unrealized profit    Percent of
      Sector                  (loss)           Net Assets         Maturity Dates
------------------  ------------------------  -----------    ----------------------
Agriculture             $        (459,690)        -0.17%             March 04
Currencies                      5,509,257          2.04%             March 04
Energy                           (770,340)        -0.28%            February 04
Interest rates                   (127,709)        -0.04%      March 04 - December 04
Metals                         18,893,835          6.98%       January 04 - March 04
Stock indices                   2,483,813          0.92%             March 04
                        -----------------

Total                   $      25,529,166          9.45%
                        =================


2002
Commodity Industry    Net unrealized profit    Percent of
      Sector                  (loss)           Net Assets
------------------  ------------------------  -----------

Agriculture             $         627,045          0.59%
Currencies                      4,595,078          4.35%
Energy                           (522,120)        -0.49%
Interest rates                  4,645,068          4.39%
Metals                           (330,736)        -0.31%
Stock indices                     141,536          0.13%
                        -----------------

Total                   $       9,155,871          8.66%
                        =================




    No individual contract's unrealized profit or loss comprised greater than 5% of the Partnership's net assets during 2003 or 2002.

3. RELATED PARTY TRANSACTIONS

    The Partnership's U.S. dollar assets are maintained at MLPF&S. On assets held in U.S. dollars, Merrill Lynch credits the Partnership with interest at the prevailing 91-day U.S. Treasury bill rate. The Partnership is credited with interest on any of its assets and net gains actually held by Merrill Lynch in non-U.S. dollar currencies at a prevailing local rate received by Merrill Lynch. Merrill Lynch may derive certain economic benefit, in excess of the interest, which Merrill Lynch pays to the Partnership, from possession of such assets.

    Merrill Lynch charges the Partnership at prevailing local rates for financing realized and unrealized losses on the Partnership's non-U.S. dollar-denominated positions.

    The Partnership pays brokerage commissions to MLPF&S at a flat monthly rate equal to .458 of 1% (a 5.50% annual rate) of the Partnership's month-end assets. The Partnership pays administrative fees to MLAI at a flat monthly rate equal to .021 of 1% (a 0.25% annual rate) of the Partnership's month-end assets and, beginning in 2003, the actual State of New Jersey annual filing fee assessed on a per partner basis with a maximum of $250,000 per year. Month-end assets are not reduced, for purposes of calculating brokerage commissions and administrative fees, by any accrued brokerage commissions, administrative fees, Profit Shares or other fees or charges.

    MLAI estimates that the round-turn equivalent commission rate charged to the Partnership during the years ended December 31, 2003, 2002 and 2001 was approximately $265, $193 and $209 respectively (not including, in calculating round-turn equivalents, forward contracts on a futures-equivalent basis).

    MLPF&S pays Sunrise a monthly consulting fee of .083 of 1% (a 1% annual rate) of the month-end assets, after reduction for a portion of the brokerage commissions.

4. ADVISORY AGREEMENT

      The Partnership entered into an Advisory Agreement with Sunrise. The Advisory Agreement between the Partnership and Sunrise continues to be in effect, subject to certain renewal rights exercisable by the Partnership. Sunrise determines the commodity futures, options on futures and forward contracts traded by the Partnership, subject to certain trading policies and to certain rights reserved by MLAI.

      Profit Shares equal to 23% of any New Trading Profit, as defined, as of the end of each calendar year are paid to Sunrise. Profit Shares are also paid out in respect of Units redeemed (to the extent they exceed the number of Units purchased) as of the end of interim months during a calendar year, to the extent of the applicable percentage of any New Trading Profit attributable to such Units.

5. WEIGHTED AVERAGE UNITS

      The weighted average number of Units outstanding was computed for purposes of calculating net income per weighted average Unit. The weighted average number of Units outstanding for the years ended December 31, 2003, 2002 and 2001 equals the Units outstanding as of such date, adjusted proportionately for Units sold or redeemed based on the respective length of time each was outstanding during such year.

6. FAIR VALUE AND OFF-BALANCE SHEET RISK

    The nature of this Partnership has certain risks, which can not be presented on the financial statements. The following summarizes some of those risks.

    Market Risk
    -----------

    Derivative instruments involve varying degrees of off-balance sheet market risk. Changes in the level or volatility of interest rates, foreign currency exchange rates or the market values of the financial instruments or commodities underlying such derivative instruments frequently result in changes in the Partnership's net unrealized profit on such derivative instruments as reflected in the Statements of Financial Condition. The Partnership's exposure to market risk is influenced by a number of factors, including the relationships among the derivative instruments held by the Partnership as well as the volatility and liquidity of the markets in which the derivative instruments are traded.

    MLAI has procedures in place intended to control market risk exposure, although there can be no assurance that they will, in fact, succeed in doing so. These procedures focus primarily on monitoring the trading of Sunrise, calculating the Net Asset Value of the Partnership as of the close of business on each day and reviewing outstanding positions for over-concentrations. While MLAI does not itself intervene in the markets to hedge or diversify the Partnership's market exposure; MLAI may urge Sunrise to reallocate positions in an attempt to avoid over-concentrations. However, such interventions are unusual. Except in cases in which it appears that Sunrise has begun to deviate from past practice or trading policies or to be trading erratically, MLAI's basic risk control procedures consist simply of the ongoing process of advisor monitoring, with the market risk controls being applied by Sunrise itself.

    Credit Risk
    -----------

    The risks associated with exchange-traded contracts are typically perceived to be less than those associated with over-the-counter (non-exchange-traded) transactions, because exchanges typically (but not universally) provide clearinghouse arrangements in which the collective credit (in some cases limited in amount, in some cases not) of the members of the exchange is pledged to support the financial integrity of the exchange. In over-the-counter transactions, on the other hand, traders must rely solely on the credit of their respective individual counterparties. Margins, which may be subject to loss in the event of a default, are generally required in exchange trading, and counterparties may also require margin in the over-the-counter markets.

    The credit risk associated with these instruments from counterparty nonperformance is the net unrealized profit on open contracts, if any, included in the Statements of Financial Condition. The Partnership attempts to mitigate this risk by dealing exclusively with Merrill Lynch entities as clearing brokers.

    The Partnership, in its normal course of business, enters into various contracts, with MLPF&S acting as its commodity broker. Pursuant to the brokerage agreement with MLPF&S (which includes a netting arrangement), to the extent that such trading results in receivables from and payables to MLPF&S, these receivables and payables are offset and reported as a net receivable or payable and included in the Statements of Financial Condition under Equity in commodity futures trading accounts.

7.  Subsequent Event
    ----------------

    On February 1, 2004 all new subscriptions are subject to a new redemption charge structure. Units redeemed on or before to the end of the twelfth full month after purchase will be assessed an early redemption charge of 4% of their Net Asset Value as of the date of redemption.

    On March 1, 2004, MLAI contributed $750,118 to the Partnership in order to maintain its 1% general partner interest in the Partnership.

                           ML SELECT FUTURES I L.P.
                       (a Delaware Limited Partnership)
                       --------------------------------

                       STATEMENTS OF FINANCIAL CONDITION
                       ---------------------------------
                                  (unaudited)


                                                March 31, 2004    December 31,
                                                 (unaudited)          2003
                                                -------------    -------------
ASSETS

Equity in commodity futures trading accounts:
   Cash and option premiums                     $ 357,198,085    $ 256,976,089
   Net unrealized profit on open contracts         21,290,852       25,529,166
   (Note 2)
Accrued interest                                      284,715          190,682
Subscriptions receivable                              614,774            6,199
                                                -------------    -------------

        TOTAL                                   $ 379,388,426    $ 282,702,136
                                                =============    =============

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES:
   Profit shares payable                        $  10,104,448    $   8,416,558
   Brokerage commissions payable                    1,738,862        1,295,718
   Administrative fees payable                        101,767          109,409
   Redemptions payable                                835,643        2,391,860
                                                -------------    -------------

      Total liabilities                            12,780,720       12,213,545
                                                -------------    -------------

PARTNERS' CAPITAL:
   General Partner (15,488 and 11,300               3,845,058        2,538,287
   Units)
   Limited Partners (1,461,209 and
   1,192,856 Units)                               362,762,648      267,950,304
                                                -------------    -------------

      Total partners' capital                     366,607,706      270,488,591
                                                -------------    -------------
        TOTAL                                   $ 379,388,426    $ 282,702,136
                                                =============    =============

NET ASSET VALUE PER UNIT

(Based on 1,476,697 and 1,204,156 Units
outstanding)                                    $      248.26    $      224.63
                                                =============    =============

See notes to financial statements

                           ML SELECT FUTURES I L.P.
                       (a Delaware Limited Partnership)
                       --------------------------------

                             STATEMENTS OF INCOME
                             --------------------
                                  (unaudited)


                                                For the three    For the three
                                                 months ended     months ended
                                                March 31, 2004   March 31, 2003
                                                -------------    -------------
REVENUES:
   Trading profit (loss):
     Realized                                   $  51,330,632    $  22,414,221
     Change in unrealized                          (4,238,314)     (13,227,599)
                                                -------------    -------------

         Total trading results                     47,092,318        9,186,622
                                                -------------    -------------

   Interest income                                    713,178          353,960
                                                -------------    -------------

         Total revenues                            47,805,496        9,540,582
                                                -------------    -------------

EXPENSES:
   Profit Shares                                   10,104,448        1,821,753
   Brokerage commissions                            4,634,573        1,856,737
   Administrative fees                                312,838           84,397
                                                -------------    -------------

         Total expenses                            15,051,859        3,762,887
                                                -------------    -------------

NET INCOME                                      $  32,753,637    $   5,777,695
                                                =============    =============

NET INCOME PER UNIT:
   Weighted average number of General
   Partner and Limited Partner Units
   outstanding                                      1,371,745          613,707
                                                =============    =============

   Net income per weighted average General
   Partner and Limited Partner Unit             $       23.88    $        9.41
                                                =============    =============


See notes to financial statements.

                           ML SELECT FUTURES I L.P.
                       (a Delaware Limited Partnership)
                       --------------------------------

                 STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
                 ------------------------------------------
             For the three months ended March 31, 2004 and 2003
             --------------------------------------------------
                                  (unaudited)



                                                     General           Limited
                                       Units         Partner           Partners            Total
                                    ----------     ---------------   ---------------   ---------------

PARTNERS' CAPITAL,
  December 31, 2002                   538,887      $      829,064    $  104,915,075    $  105,744,139

Additions                             126,698             300,000        26,608,487        26,908,487

Net income                                  -              95,786         5,681,909         5,777,695

Redemptions                            (3,817)                  -          (806,852)         (806,852)
                                    ----------     ---------------   ---------------   ---------------

PARTNERS' CAPITAL,
  March 31, 2003                      661,768           1,224,850       136,398,619       137,623,469
                                    ==========     ===============   ===============   ===============

PARTNERS' CAPITAL,
  December 31, 2003                 1,204,156      $    2,538,287    $  267,950,304    $  270,488,591

Additions                             279,399           1,065,087        63,949,859        65,014,946

Net income                                  -             306,537        32,447,100        32,753,637

Redemptions                            (6,858)            (64,853)       (1,584,615)        1,649,468
                                    ----------     ---------------   ---------------   ---------------

PARTNERS' CAPITAL,
  March 31, 2004                    1,476,697      $    3,845,058    $  362,762,648    $  366,607,706
                                    ==========     ===============   ===============   ===============


See notes to financial statements.

                           ML SELECT FUTURES I L.P.
                       (a Delaware Limited Partnership)
                       --------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------
                                  (unaudited)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      In the opinion of management, the financial statements contain all adjustments (consisting of only recurring adjustments) necessary to present fairly the financial position of ML Select Futures I L.P. (the "Partnership") as of March 31, 2004, and the results of its operations for the three months ended March 31, 2004 and 2003. However, the operating results for the interim periods may not be indicative of the results for the full year.

      Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in the Partnership's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2003.

2. FAIR VALUE AND OFF-BALANCE SHEET RISK

    The nature of this Partnership has certain risks, which cannot be presented on the financial statements. The following summarizes some of those risks.

    Market Risk
    -----------

    Derivative instruments involve varying degrees of off-balance sheet market risk. Changes in the level or volatility of interest rates, foreign currency exchange rates or the market values of the financial instruments or commodities underlying such derivative instruments frequently result in changes in the Partnership's net unrealized profit on such derivative instruments as reflected in the Statements of Financial Condition. The Partnership's exposure to market risk is influenced by a number of factors, including the relationships among the derivative instruments held by the Partnership as well as the volatility and liquidity of the markets in which the derivative instruments are traded.

      Merrill Lynch Alternative Investments LLC ("MLAI LLC"), the General Partner, has procedures in place intended to control market risk exposure, although there can be no assurance that they will, in fact, succeed in doing so. These procedures focus primarily on monitoring the trading of Sunrise Capital Partners, LLC ("Sunrise"), calculating the Net Asset Value of the Partnership as of the close of business on each day and reviewing outstanding positions for over-concentrations. While MLAI LLC does not itself intervene in the markets to hedge or diversify the Partnership's market exposure, MLAI LLC may urge Sunrise to reallocate positions in an attempt to avoid over-concentrations. However, such interventions are unusual. Except in cases in which it appears that Sunrise has begun to deviate from past practice or trading policies or to be trading erratically, MLAI LLC's basic risk control procedures consist simply of the ongoing process of advisor monitoring, with the market risk controls being applied by Sunrise itself.

    Credit Risk
    -----------

    The risks associated with exchange-traded contracts are typically perceived to be less than those associated with over-the-counter (non-exchange-traded) transactions, because exchanges typically (but not universally) provide clearinghouse arrangements in which the collective credit (in some cases limited in amount, in some cases not) of the members of the exchange is pledged to support the financial integrity of the exchange. In over-the-counter transactions, on the other hand, traders must rely solely on the credit of their respective individual counterparties. Margins, which may be subject to loss in the event of a default, are generally required in exchange trading, and counterparties may also require margin in the over-the-counter markets.

    The credit risk associated with these instruments from counterparty nonperformance is the net unrealized profit, if any, included in the Statements of Financial Condition. The Partnership attempts to mitigate this risk by dealing exclusively with Merrill Lynch entities as clearing brokers.

    The Partnership, in its normal course of business, enters into various contracts, with Merrill Lynch Pierce Fenner & Smith Inc. ("MLPF&S") acting as its commodity broker. Pursuant to the brokerage arrangement with MLPF&S (which includes a netting arrangement), to the extent that such trading results in receivables from and payables to MLPF&S, these receivables and payables are offset and reported as a net receivable or payable and included in Equity from commodity futures trading accounts in the Statements of Financial Condition.

                           ML SELECT FUTURES I L.P.
                           ------------------------
                       (a Delaware Limited Partnership)
                       --------------------------------

                       STATEMENTS OF FINANCIAL CONDITION
                       ---------------------------------

                                                June 30, 2004     December 31,
                                                 (unaudited)          2003
                                                -------------    -------------
ASSETS

Equity in commodity futures trading accounts:
   Cash and option premiums                     $ 482,912,708    $ 256,976,089
   Net unrealized profit (loss) on open
   contracts                                      (10,461,321)      25,529,166
Accrued interest                                      500,923          190,682
Subscriptions receivable and other assets             635,054            6,199
                                                -------------    -------------

        TOTAL                                   $ 473,587,364    $ 282,702,136
                                                =============    =============

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES:
   Profit shares payable                        $           -    $   8,416,558
   Brokerage commissions payable                    2,170,608        1,295,718
   Administrative fees payable                        137,664          109,409
   Redemptions payable                                781,550        2,391,860
                                                -------------    -------------

      Total liabilities                             3,089,822       12,213,545
                                                -------------    -------------

PARTNERS' CAPITAL:
   General Partner (19,980 and 11,300               4,555,299        2,538,287
   Units)
   Limited Partners (2,043,658 and
   1,192,856 Units)                               465,942,243      267,950,304
                                                -------------    -------------

      Total partners' capital                     470,497,542      270,488,591
                                                -------------    -------------

        TOTAL                                   $ 473,587,364    $ 282,702,136
                                                =============    =============

NET ASSET VALUE PER UNIT

(Based on 2,063,638 and 1,204,156 Units
outstanding)                                    $      227.99    $      224.63
                                                =============    =============

See notes to financial statements.

                           ML SELECT FUTURES I L.P.
                           ------------------------
                       (a Delaware Limited Partnership)
                       --------------------------------

                           STATEMENTS OF OPERATIONS
                           ------------------------
                                  (unaudited)



                                                For the three    For the three      For the six      For the six
                                                 months ended     months ended     months ended      months ended
                                                June 30, 2004    June 30, 2003     June 30, 2004    June 30, 2003
                                                --------------   --------------   --------------    --------------
REVENUES:
Trading profits (loss)
   Realized                                     $ (10,334,322)   $   2,111,532    $  40,996,310     $  24,525,753
   Change in unrealized                           (31,752,173)       1,487,028      (35,990,487)      (11,740,571)
                                                --------------   --------------   --------------    --------------

      Total trading results                       (42,086,495)       3,598,560        5,005,823        12,785,182
                                                --------------   --------------   --------------    --------------

Interest income                                     1,202,899          451,943        1,916,077           805,903
                                                --------------   --------------   --------------    --------------

      Total revenues                               40,883,596        4,050,503        6,921,900        13,591,085
                                                --------------   --------------   --------------    --------------

EXPENSES:
   Profit shares                                  (10,104,448)         453,161                -         2,274,914
   Brokerage commissions                            6,093,510        2,388,164       10,728,083         4,244,901
   Administrative fees                                393,977          108,553          706,815           192,950
                                                --------------   --------------   --------------    --------------

      Total expenses                               (3,616,961)       2,949,878       11,434,898         6,712,765
                                                --------------   --------------   --------------    --------------

NET INCOME (LOSS)                               $ (37,266,635)   $   1,100,625    $  (4,512,998)    $   6,878,320
                                                ==============   ==============   ==============    ==============

NET INCOME (LOSS) PER UNIT:
     Weighted average number of General
      Partner and Limited Partner units
      outstanding                                   1,822,243          801,239        1,626,994           707,472
                                                ==============   ==============   ==============    ==============

     Net income (loss) per weighted average
     Limited Partner and General Partner Unit   $      (19.80)   $        1.37    $       (2.77)    $        9.72
                                                ==============   ==============   ==============    ==============

See notes to financial statements.

                           ML SELECT FUTURES I L.P.
                           ------------------------
                       (a Delaware Limited Partnership)
                       --------------------------------

                 STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
                 ------------------------------------------
               For the six months ended June 30, 2004 and 2003
               -----------------------------------------------
                                  (unaudited)



                                                     General           Limited
                                       Units         Partner           Partners            Total
                                    ----------     ---------------   ---------------   ---------------

PARTNERS' CAPITAL,
  December 31, 2002                   538,887      $      829,064    $  104,915,075    $  105,744,139

Additions                             314,168             785,385        65,501,285        66,286,670

Net income                                  -              59,844         6,818,476         6,878,320

Redemptions                            (8,608)                  -        (1,842,903)       (1,842,903)
                                    ----------     ---------------   ---------------   ---------------

PARTNERS' CAPITAL,
  June 30, 2003                       844,447      $    1,674,293    $  175,391,933    $  177,066,226
                                    ==========     ===============   ===============   ===============



PARTNERS' CAPITAL,
  December 31, 2003                 1,204,156      $    2,538,287    $  267,950,304    $  270,488,591

Additions                             882,732           2,163,009       207,843,780       210,006,789

Net loss                                    -             (81,144)       (4,431,854)       (4,512,998)

Redemptions                           (23,250)            (64,853)       (5,419,987)       (5,484,840)
                                    ----------     ---------------   ---------------   ---------------

PARTNERS' CAPITAL,
  June 30, 2004                     2,063,638      $    4,555,299    $  465,942,243    $  470,497,542
                                    ==========     ===============   ===============   ===============

See notes to financial statements

                           ML SELECT FUTURES I L.P.
                           ------------------------
                       (a Delaware Limited Partnership)
                       --------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------
                                  (unaudited)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      In the opinion of management, the financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position of ML Select Futures I LP (the "Partnership") as of June 30, 2004, and the results of its operations for the three and six months ended June 30, 2004 and 2003. However, the operating results for the interim periods may not be indicative of the results for the full year.

      Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in the Partnership's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2003.

2. FAIR VALUE AND OFF-BALANCE SHEET RISK

    The nature of this Partnership has certain risks, which cannot be presented on the financial statements. The following summarizes some of those risks.

    Market Risk
    -----------

    Derivative instruments involve varying degrees of off-balance sheet market risk. Changes in the level or volatility of interest rates, foreign currency exchange rates or the market values of the financial instruments or commodities underlying such derivative instruments frequently result in changes in the Partnership's net unrealized profit on such derivative instruments as reflected in the Statements of Financial Condition. The Partnership's exposure to market risk is influenced by a number of factors, including the relationships among the derivative instruments held by the Partnership as well as the volatility and liquidity of the markets in which the derivative instruments are traded.

    Merrill Lynch Alternative Investments LLC ("MLAI"), the General Partner, has procedures in place intended to control market risk exposure, although there can be no assurance that they will, in fact, succeed in doing so. These procedures focus primarily on monitoring the trading of Sunrise Capital Partners, LLC ("Sunrise"), calculating the Net Asset Value of the Partnership as of the close of business on each day and reviewing outstanding positions for over-concentrations. While MLAI does not itself intervene in the markets to hedge or diversify the Partnership's market exposure, MLAI may urge Sunrise to reallocate positions in an attempt to avoid over-concentrations. However, such interventions are unusual. Except in cases in which it appears that Sunrise has begun to deviate from past practice or trading policies or to be trading erratically, MLAI's basic risk control procedures consist simply of the ongoing process of advisor monitoring, with the market risk controls being applied by Sunrise itself.

    Credit Risk
    -----------

    The risks associated with exchange-traded contracts are typically perceived to be less than those associated with over-the-counter (non-exchange-traded) transactions, because exchanges typically (but not universally) provide clearinghouse arrangements in which the collective credit (in some cases limited in amount, in some cases not) of the members of the exchange is pledged to support the financial integrity of the exchange. In over-the-counter transactions, on the other hand, traders must rely solely on the credit of their respective individual counterparties. Margins, which may be subject to loss in the event of a default, are generally required in exchange trading, and counterparties may also require margin in the over-the-counter markets.

    The credit risk associated with these instruments from counterparty nonperformance is the net unrealized profit, if any, included in the Statements of Financial Condition. The Partnership attempts to mitigate this risk by dealing exclusively with Merrill Lynch entities as clearing brokers.

    The Partnership, in its normal course of business, enters into various contracts, with Merrill Lynch Pierce Fenner & Smith Inc. ("MLPF&S") acting as its commodity broker. Pursuant to the brokerage arrangement with MLPF&S (which includes a netting arrangement), to the extent that such trading results in receivables from and payables to MLPF&S, these receivables and payables are offset and reported as a net receivable or payable and included in Equity from commodity futures trading accounts in the Statements of Financial Condition.

                             ML SELECT FUTURES I LP
                        (A DELAWARE LIMITED PARTNERSHIP)

                        STATEMENTS OF FINANCIAL CONDITION

                                                                 SEPTEMBER        DECEMBER 31,
                                                                    2004              2003
                                                                (UNAUDITED)
                                                               --------------    --------------
ASSETS
Equity in commodity futures trading accounts:
  Cash and option premiums                                     $  538,928,681    $  256,976,089
  Net unrealized profit on open contracts                           8,177,961        25,529,166
Accrued interest                                                      773,549           190,682
Other assets                                                          544,715             6,199
                                                               --------------    --------------

          TOTAL                                                $  548,424,906    $  282,702,136
                                                               ==============    ==============

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES:
  Profit shares payable                                        $            -    $    8,416,558
  Brokerage commissions payable                                     2,513,613         1,295,718
  Administrative fees payable                                         153,255           109,409
  Redemptions payable                                                 879,595         2,391,860
                                                               --------------    --------------

        Total liabilities                                           3,546,463        12,213,545
                                                               --------------    --------------

PARTNERS' CAPITAL:
  General Partner (23,449 and 11,300 Units)                         5,042,962         2,538,287
  Limited Partners (2,510,131 and 1,192,856 Units)                539,835,481       267,950,304
                                                               --------------    --------------

        Total partners' capital                                   544,878,443       270,488,591
                                                               --------------    --------------
          TOTAL                                                $  548,424,906    $  282,702,136
                                                               ==============    ==============

NET ASSET VALUE PER UNIT

    (Based on 2,533,580 and 1,204,156 Units outstanding)       $       215.06    $      224.63
                                                               ==============    =============

See notes to financial statements.

                             ML SELECT FUTURES I LP
                        (A DELAWARE LIMITED PARTNERSHIP)

                            STATEMENTS OF OPERATIONS
                                   (unaudited)

                                               FOR THE THREE     FOR THE THREE      FOR THE NINE      FOR THE NINE
                                                MONTHS ENDED      MONTHS ENDED      MONTHS ENDED      MONTHS ENDED
                                                SEPTEMBER 30,     SEPTEMBER 30,     SEPTEMBER 30,     SEPTEMBER 30,
                                                    2004              2003               2004              2003
                                               --------------    --------------    --------------    --------------
REVENUES:
  Trading profits (loss):
    Realized                                   $  (44,708,418)   $ (12,671,815)    $  (3,712,108)     $  11,853,938
    Change in unrealized                           18,639,282        2,543,556       (17,351,205)        (9,197,015)
                                               ---------------   --------------    --------------     --------------

      Total trading results                       (26,069,136)     (10,128,259)      (21,063,313)         2,656,923
                                               ---------------   --------------    --------------     --------------

  Interest income                                   2,073,342          483,978         3,989,419          1,289,881
                                               ---------------   --------------    --------------     --------------

      Total revenues                              (23,995,794)      (9,644,281)      (17,073,894)         3,946,804
                                               ---------------   --------------    --------------     --------------

EXPENSES:
  Profit shares                                            -       (2,274,914)                -                 -
  Brokerage commissions                            7,376,150        2,781,551        18,104,233         7,026,452
  Administrative fees                                452,280          126,434         1,159,095           319,384
                                               --------------    --------------    --------------    --------------

      Total expenses                               7,828,430          633,071        19,263,328         7,345,836
                                               --------------    --------------    --------------    --------------

NET LOSS                                       $ (31,824,224)    $ (10,277,352)    $ (36,337,222)    $  (3,399,032)
                                               ==============    ==============    ==============    ==============

NET LOSS PER UNIT:
  Weighted average number of General Partner
    and Limited Partner units outstanding          2,455,116           982,495         1,903,034           799,149
                                               ==============    ==============    ==============    ==============

  Net loss per weighted
    average General Partner and
    Limited Partner Unit                       $      (12.96)    $      (10.46)    $      (19.09)   $        (4.25)
                                               ==============    ==============    ==============    ==============

See notes to financial statements.

                             ML SELECT FUTURES I LP
                        (A DELAWARE LIMITED PARTNERSHIP)

                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
                                   (unaudited)

                                             GENERAL          LIMITED
                            UNITS            PARTNER          PARTNERS            TOTAL
                       ---------------   ---------------   ---------------   ---------------
PARTNERS' CAPITAL,
  December 31, 2002            538,887   $       829,064   $   104,915,075   $   105,744,139

Additions                      513,473         1,160,419       106,572,160       107,732,579

Net loss                             -           (36,154)       (3,362,878)       (3,399,032)

Redemptions                    (14,307)                -        (3,086,899)       (3,086,899)
                       ---------------   ---------------   ---------------   ---------------

PARTNERS' CAPITAL,
  September 30, 2003         1,038,053   $     1,953,329   $   205,037,458   $   206,990,787
                       ===============   ===============   ===============   ===============

PARTNERS' CAPITAL,
  December 31, 2003          1,204,156   $     2,538,287   $   267,950,304   $   270,488,591

Additions                    1,369,076         2,910,196       316,837,351       319,747,547

Net loss                            --          (340,668)      (35,996,554)      (36,337,222)

Redemptions                    (39,652)          (64,853)       (8,955,620)       (9,020,473)
                       ---------------   ---------------   ---------------   ---------------

PARTNERS' CAPITAL,
  September 30, 2004         2,533,580   $     5,042,962   $   539,835,481   $   544,878,443
                       ===============   ===============   ===============   ===============

See notes to financial statements.

                             ML SELECT FUTURES I LP
                        (A DELAWARE LIMITED PARTNERSHIP)

                          NOTES TO FINANCIAL STATEMENTS
                                   (unaudited)

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     In the opinion of management, the financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position of ML Select Futures I LP (the "Partnership") as of September 30, 2004, and the results of its operations for the three and nine months ended September 30, 2004 and 2003. However, the operating results for the interim periods may not be indicative of the results for the full year.

     Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in the Partnership's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2003.

2.   FAIR VALUE AND OFF-BALANCE SHEET RISK

     The nature of this Partnership has certain risks, which cannot be presented on the financial statements. The following summarizes some of those risks.

     MARKET RISK

     Derivative instruments involve varying degrees of off-balance sheet market risk. Changes in the level or volatility of interest rates, foreign currency exchange rates or the market values of the financial instruments or commodities underlying such derivative instruments frequently result in changes in the Partnership's net unrealized profit on such derivative instruments as reflected in the Statements of Financial Condition. The Partnership's exposure to market risk is influenced by a number of factors, including the relationships among the derivative instruments held by the Partnership as well as the volatility and liquidity of the markets in which the derivative instruments are traded.

     Merrill Lynch Alternative Investments LLC ("MLAI"), the General Partner, has procedures in place intended to control market risk exposure, although there can be no assurance that they will, in fact, succeed in doing so. These procedures focus primarily on monitoring the trading of Sunrise Capital Partners, LLC ("Sunrise"), calculating the Net Asset Value of the Partnership as of the close of business on each day and reviewing outstanding positions for over-concentrations. While MLAI does not itself intervene in the markets to hedge or diversify the Partnership's market exposure, MLAI may urge Sunrise to reallocate positions in an attempt to avoid over-concentrations. However, such interventions are unusual and unless it appears that Sunrise has begun to deviate from past practice or trading policies or to be trading erratically, MLAI's basic risk control procedures consist simply of the ongoing process of advisor monitoring, with the market risk controls being applied by Sunrise itself.

     CREDIT RISK

     The risks associated with exchange-traded contracts are typically perceived to be less than those associated with over-the-counter (non-exchange-traded) transactions, because exchanges typically (but not universally) provide clearinghouse arrangements in which the collective credit (in some cases limited in amount, in some cases not) of the members of the exchange is pledged to support the financial integrity of the exchange. In over-the-counter transactions, on the other hand, traders must rely solely on the credit of their respective individual counterparties. Margins, which may be subject to loss in the event of a default, are generally required in exchange trading, and counterparties may also require margin in the over-the-counter markets.

     The credit risk associated with these instruments from counterparty nonperformance is the net unrealized profit, if any, included in the Statements of Financial Condition. The Partnership attempts to mitigate this risk by dealing exclusively with Merrill Lynch entities as clearing brokers.

     The Partnership, in its normal course of business, enters into various contracts with Merrill Lynch Pierce Fenner & Smith Inc. ("MLPF&S") acting as its commodity broker. Pursuant to the brokerage arrangement with MLPF&S (which includes a netting arrangement), to the extent that such trading results in receivables from and payables to MLPF&S, these receivables and payables are offset and reported as a net receivable or payable and included in Equity from commodity futures trading accounts in Net Unrealized profit on open contracts on the Statements of Financial Condition.

INDEPENDENT AUDITORS' REPORT
----------------------------

Merrill Lynch Alternative Investments LLC:

We have audited the accompanying balance sheet of Merrill Lynch Alternative Investments LLC (the "Company") as of December 26, 2003. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, such balance sheet presents fairly, in all material respects, the financial position of the Company at December 26, 2003, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

New York, New York
April 8, 2004

                  MERRILL LYNCH ALTERNATIVE INVESTMENTS LLC
                  -----------------------------------------

                                 BALANCE SHEET
                                 -------------
                               DECEMBER 26, 2003
                               -----------------


ASSETS

Cash                                                         $         519,383

Investments in Affiliated Partnerships                              11,733,333

Due from Affiliates                                                 91,386,869

Receivables from Affiliated Partnerships                            11,101,693

Advances and Other Receivables                                      12,257,156

Deferred Charges                                                     4,649,122

Other Assets                                                            67,000
                                                             -----------------
TOTAL ASSETS                                                      $131,714,556
                                                             =================


LIABILITIES AND MEMBERS' CAPITAL

LIABILITIES:
      Accounts payable and accrued expenses                         $5,027,696

      Due to affiliates                                              2,738,830
                                                             -----------------
            Total liabilities                                        7,766,526
                                                             -----------------
MEMBERS' CAPITAL:                                                  123,948,030
                                                             -----------------
      Member's capital

TOTAL                                                             $131,714,556
                                                             =================
See notes to balance sheet.


                       PURCHASERS OF UNITS WILL ACQUIRE
                          NO INTEREST IN THIS COMPANY

                  MERRILL LYNCH ALTERNATIVE INVESTMENTS LLC
                  -----------------------------------------

                            NOTES TO BALANCE SHEET
                            ----------------------
                               DECEMBER 26, 2003
                               -----------------
-----------------------------------------------------------------------------


1.    ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

         Organization--Merrill Lynch Alternative Investments LLC (the "Company"), formerly MLIM Alternative Strategies LLC, is a wholly-owned subsidiary of Merrill Lynch Investment Managers, LP ("MLIM") which, in turn, is an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML&Co."). The Company is registered as a commodity pool operator and a commodity trading advisor, and is registered as an investment adviser under the Investment Advisers Act of 1940.

         The Company serves as the sole general partner of The Futures Expansion Fund Limited Partnership (in liquidation), ML John W. Henry & Co./Millburn L.P. (Series A, B, and C), ML/AIS L.P. (in liquidation), ML Select Futures L.P., ML JWH Strategic Allocation Fund L.P., and ML Zweig-DiMenna LP (collectively, the "Affiliated Partnerships"). Additionally, the Company has sponsored or initiated the formation of various offshore entities ("Offshore Funds") engaged in the speculative trading of futures, options on futures, forwards and options on forward contracts. The Company also sponsors various offshore funds which invest in other partnerships.

         The Company creates and manages a variety of alternative investment products, including managed futures funds, hedge funds, exchange funds and private equity funds.

         Estimates--The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the balance sheet, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Investments in Affiliated Partnerships--The Company's investments in its Affiliated Partnerships are valued using the Affiliated Partnerships' net asset value, which approximates fair value.

         Deferred Charges--Deferred charges represent compensation to ML&Co. affiliates for the sale of fund units to their customers. These costs are amortized over the maximum of a twelve month period.

         Cash, Due from Affiliates, Receivables from Affiliated Partnerships, Advances and Other Receivables, Accounts Payable and Accrued Expenses, and Due to Affiliates - The carrying amounts of these items approximate their fair value as of December 26, 2003 because of the nature of the accounts being either liquid or requiring settlement in the short term, defined as less than 1 year.

2.    RELATED PARTIES

         The Company's officers and directors are also officers of other subsidiaries of ML&Co. as well as the Affiliated Partnerships and Offshore Funds. An affiliate of the Company bears all of the Company's facilities and employee costs, for which it is reimbursed by the Company. Another affiliate, Merrill Lynch, Pierce, Fenner & Smith ("MLPF&S"), executes and clears the Affiliated Partnerships' trades as well as those of various Offshore Funds sponsored or managed by the Company. MLPF&S receives a fee for this service, generally based on the net assets of the Affiliated Partnerships and Offshore Funds.

         ML&Co. is the holder of the Company's excess cash, which is available on demand to satisfy payment of the Company's liabilities. ML&Co. credits the Company with interest, at a floating rate approximating ML&Co.'s average borrowing rate, based on the Company's average daily balance receivable. At December 26, 2003, $120,507,932 was subject to this agreement. The excess cash and other receivables and payables from ML&Co. and MLIM are included in Due from Affiliates.

         At December 26, 2003, the Company had receivables from Affiliated Partnerships and Offshore Funds for certain administrative, management and redemption fees. Additionally, the Company had receivables from certain Affiliated Partnerships and Offshore Funds for organizational and initial offering costs paid on behalf of such funds which are being reimbursed to the Company over various time periods (not exceeding two years).

         The Company determined that there may have been a miscalculation in the interest credited by an affiliate of the Company, to certain Affiliated Partnerships and Offshore Funds for a period prior to November 1996. Accordingly, ML&Co. is crediting current and former investors in affected funds with additional amounts totaling approximately $28,500,000, which includes compound interest. Through December 26, 2003, $26,925,950 had been paid to investors, with the remaining balance of $1,574,050 recorded as a liability on the balance sheet. The Company has determined that interest has been calculated appropriately since November 1996.

3.    INVESTMENTS IN AFFILIATED PARTNERSHIPS

         The limited partnership agreements of certain Affiliated Partnerships require the Company to maintain minimum capital contributions of 1 percent of the Affiliated Partnerships' net assets.

         At December 26, 2003, the Company's investments in its Affiliated Partnerships were as follows:

   The Futures Expansion Fund Limited Partnership              55,127
   John W. Henry & Co./Millburn L.P. (Series A)                92,010
   John W. Henry & Co./Millburn L.P. (Series B)               184,804
   John W. Henry & Co./Millburn L.P. (Series C)                95,339
   ML/AIS L.P.                                                 50,834
   ML Select Futures I LP                                   2,843,856
   ML JWH Strategic Allocation Fund L.P.                    8,410,445
   ML Zweig DiMenna L.P.                                          918
                                                         ------------
   Total                                                 $ 11,733,333
                                                         ============

   The following represents condensed combined financial information of the Affiliated Partnerships as of December 31, 2003 (in thousands):

   Assets                                                $ 1,070,446,402
                                                         ===============

   Liabilities                                                34,381,768
   Partners' Capital                                       1,036,064,634
                                                           -------------

   Total Liabilities and Partners' Capital              $  1,070,446,402
                                                        ================

         The Company's Affiliated Partnerships trade various futures, options on futures, forwards and options on forward contracts or hold positions in underlying funds which trade such instruments. Risk to such partnerships arises from the possible adverse changes in the market value of such contracts and the potential inability of counterparties to perform under the terms of the contracts. The risk to the Company is represented by the portion of its investments in Affiliated Partnerships derived from the unrealized gains contained in such Partnerships' net asset values.

4.    INCOME TAXES

         The Company is a single member limited liability company. As such, it is disregarded for U.S. tax purposes. The sole member will report the Company's income and expenses as its own.

5.    COMMITMENTS

         The Company is obligated to pay certain affiliates from its own funds, without reimbursement by its Affiliated Partnerships, ongoing compensation (up to a 3% annual rate) based upon the average month-end net assets in such Affiliated Partnerships, accrued monthly and paid quarterly, for units in such partnerships outstanding for more than twelve months.

6.    SUBSEQUENT EVENT

         Effective December 31, 2003, the Futures Expansion Fund L.P., ML/AIS L.P., and ML/AIS Ltd. suspended all trading operations and began the formal liquidation process.

                                   ******

                  MERRILL LYNCH ALTERNATIVE INVESTMENTS LLC
                  -----------------------------------------

                                 BALANCE SHEET
                                 -------------
                                MARCH 31, 2004
                                --------------
                                  (unaudited)
                                  -----------


ASSETS:

Cash                                                  $     740,728

Investments in Affiliated Partnerships                   12,902,152

Due from Affiliates                                     120,978,226

Receivables from Affiliated Partnerships                 12,284,559

Advances and Other Receivables                           13,977,605

Deferred Charges                                          5,874,006

Other Assets                                                 54,000
                                                      ----------------

TOTAL ASSETS                                          $ 166,811,276
                                                      ================


LIABILITIES AND MEMBERS' CAPITAL

LIABILITIES:
  Accounts payable and accrued expenses                   3,950,140

  Due to affiliates                                   $   4,324,910
                                                      ----------------

     Total liabilities                                    8,275,050
                                                      ----------------

MEMBERS' CAPITAL:
  Members' capital                                    $ 158,536,226
                                                      ----------------

     Total Members' Capital                             158,536,226
                                                      ----------------

TOTAL LIABILITIES AND MEMBERS' CAPITAL                $ 166,811,276
                                                      ================

See notes to balance sheet.





                       PURCHASERS OF UNITS WILL ACQUIRE
                          NO INTEREST IN THIS COMPANY

                  MERRILL LYNCH ALTERNATIVE INVESTMENTS LLC
                  -----------------------------------------

                                 BALANCE SHEET
                                 -------------
                                MARCH 31, 2004
                                --------------
                                  (unaudited)
                                  -----------


1    ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

   Organization - Merrill Lynch Alternative Investments LLC (the "Company") is a wholly-owned subsidiary of Merrill Lynch Investment Managers, LP ("MLIM") which, in turn, is an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc ("ML&Co."). The Company is registered as a commodity pool operator and a commodity trading advisor, and is registered as an investment adviser under the Investment Advisers Act of 1940.

   The Company serves as the sole general partner of ML John W. Henry & Co./Millburn L.P. (Series A, B, and C), ML Select Futures I L.P., ML JWH Strategic Allocation Fund L.P., ML Zweig-DiMenna LP, ML Allocation LP (collectively, the "Affiliated Partnerships"). Additionally, the Company has sponsored or initiated the formation of various offshore entities ("Offshore Funds") engaged in the speculative trading of futures, options on futures, forwards and options on forward contracts. The Company also sponsors various onshore and offshore funds which invest in other partnerships.

   The Company creates and manages a variety of alternative investment products, including managed futures funds, hedge funds, exchange funds and private equity funds.

   Estimates - The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the balance sheet, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Investments in Affiliated Partnerships - The Company's investments in its Affiliated Partnerships are valued using the Affiliated Partnerships' net asset value, which approximates fair value.

   Deferred Charges - Deferred charges represent compensation to ML&Co. affiliates for the sale of fund units to their customers. These costs are amortized over the maximum of a twelve month period.

   Cash, Due from Parent and Affiliates, Advances and Other Receivables, Accounts payable and accrued expenses, and Due to Affiliates - The carrying amounts of these items approximate their fair value as of March 31, 2004 because of the nature of the accounts being either liquid or requiring settlement in the short term, defined as less than 1 year.

2    RELATED PARTIES

   The Company's officers and directors are also officers of other subsidiaries of ML&Co. as well as the Affiliated Partnerships and Offshore Funds. An affiliate bears all of the Company's facilities and employee costs, for which it is reimbursed by the Company. Another affiliate, Merrill Lynch, Pierce, Fenner & Smith ("MLPF&S"), executes and clears the Affiliated Partnerships' trades as well as those of various Offshore Funds sponsored or managed by the Company. MLPF&S receives a fee for this service, generally based on the net assets of the Affiliated Partnerships and Offshore Funds.

   ML&Co. is the holder of the Company's excess cash, which is available on demand to meet current liabilities. ML&Co. credits the Company with interest, at a floating rate approximating ML&Co.'s average borrowing rate, based on the Company's average daily balance receivable. At March 31, 2004, $148,079,259 was subject to this agreement. The excess cash and other receivables from ML&Co. and MLIM are included in Due from Affiliates.

   At March 31, 2004, the Company had receivables from Affiliated Partnerships and Offshore Funds for certain administrative, management and redemption fees. Additionally, the Company had receivables from certain Affiliated Partnerships and Offshore Funds for organizational and initial offering costs paid on behalf of such funds which are being reimbursed to the Company over various time periods (not exceeding two years).

   The Company determined that there may have been a miscalculation in the interest credited by an affiliate of the Company, to certain Affiliated Partnerships and Offshore Funds for a period prior to November 1996. Accordingly, ML&Co. is crediting current and former investors in affected funds with additional amounts totaling approximately $28,500,000, which includes compound interest. Through March 31, 2004, $28,331,615 had been paid to investors, with the remaining balance of $168,385 recorded as a liability on the balance sheet. The Company has determined that interest has been calculated appropriately since November 1996.

3    INVESTMENTS IN AFFILIATED PARTNERSHIPS

   The limited partnership agreements of certain Affiliated Partnerships require the Company to maintain minimum capital contributions of 1 percent of the Affiliated Partnerships' net assets.

   At March 31, 2004, the Company's investments in its Affiliated Partnerships were as follows:

   John W. Henry & Co./Millburn  L.P. (Series A)               84,231
   John W. Henry & Co./Millburn L.P. (Series B)               156,540
   John W. Henry & Co./Millburn L.P. (Series C)                86,513
   ML Select Futures I L.P                                  3,817,437
   ML JWH Strategic Allocation Fund L.P.                    8,746,546
   ML Zweig DiMenna L.P.                                          918
   ML Allocation L.P.                                           9,967
                                                          -----------
   Total                                                  $12,902,152
                                                          ===========

   The following represents condensed combined financial information of the Affiliated Partnerships as of March 31, 2004 (in thousands):

   Assets                                                $ 1,320,490
                                                         ===========

   Liabilities                                                29,414
   Partners' Capital                                       1,291,076
                                                         -----------

   Total Liabilities and Partners' Capital               $ 1,320,490
                                                         ===========

   The Company's Affiliated Partnerships trade various futures, options on futures, forwards and options on forward contracts or hold positions in underlying funds which trade such instruments. Risk to such partnerships arises from the possible adverse changes in the market value of such contracts and the potential inability of counterparties to perform under the terms of the contracts. The risk to the Company is represented by the portion of its investments in Affiliated Partnerships derived from the unrealized gains contained in such Partnerships' net asset values.

4    INCOME TAXES

   The Company is a single member limited liability company. As such, it is disregarded for U.S. tax purposes. The sole member will report the Company's income and expenses as its own.

5    COMMITMENTS

   The Company is obligated to pay certain affiliates from its own funds, without reimbursement by its Affiliated Partnerships, ongoing compensation up to a 3% annual rate based upon the average month-end net assets in such Affiliated Partnerships, accrued monthly and paid quarterly, for units in such partnerships outstanding for more than twelve months.